Exhibit 99.1

VMware Reports Fourth Quarter and Full Year 2010 Results

–	Annual Revenue Growth of 41% to $2.9 Billion with Fourth Quarter Year-over-Year Growth of 37% to $836 Million

–	Annual Operating Margin of 15.0%; Non-GAAP Operating Margin of 28.5% with Fourth Quarter Operating Margin of 15.6%; Non-GAAP Operating Margin of 29.6%

–	Trailing Twelve Months Operating Cash Flows Growth of 19% to $1.2 Billion; Free Cash Flows Growth of 43% to $1.2 Billion

PALO ALTO, Calif., January 24, 2011 — VMware, Inc. (NYSE: VMW), the global leader in virtualization and cloud infrastructure, today announced financial results for the fourth quarter and full year 2010:

•	Revenues for the fourth quarter were $836 million, an increase of 37% from the fourth quarter of 2009.

•

Operating income for the fourth quarter was $131 million, an increase of 84% from the fourth quarter of 2009. Non-GAAP operating income for the fourth quarter was $248 million, an increase of 57% from the fourth quarter of 2009.

•

Net income for the fourth quarter was $120 million, or $0.28 per diluted share, compared to $56 million, or $0.14 per diluted share, for the fourth quarter of 2009. Non-GAAP net income for the quarter was $198 million, or $0.46 per diluted share, compared to $127 million, or $0.31 per diluted share, for the fourth quarter of 2009.

•

Operating cash flows for the fourth quarter were $407 million, an increase of 43% from the fourth quarter of 2009. Free cash flows for the quarter were $406 million, an increase of 57% from the fourth quarter of 2009.

•	Revenues for 2010 were $2.9 billion, an increase of 41% from 2009.

•	Operating income for 2010 was $428 million, an increase of 95% from 2009. Non-GAAP operating income for 2010 was $813 million, an increase of 68% from 2009.

•

Net income for 2010 was $357 million, or $0.84 per diluted share, compared to $197 million, or $0.49 per diluted share, for 2009. Non-GAAP net income for 2010 was $639 million, or $1.51 per diluted share, compared to $401 million, or $1.00 per diluted share, for 2009.

•	Operating cash flows for 2010 were $1.2 billion, an increase of 19% and free cash flows for the year were $1.2 billion, an increase of 43% from 2009.

•	Cash, cash equivalents and short-term investments were $3.3 billion and deferred revenue was $1.9 billion as of December 31, 2010.

U.S. revenues for 2010 grew 40% to $1.5 billion from 2009. International revenues grew 43% to $1.4 billion from 2009.

License revenues for 2010 were $1.4 billion, an increase of 36% from 2009. Service revenues, which include software maintenance and professional services, were $1.5 billion for 2010, an increase of 46% from 2009.

“VMware clearly benefited in the fourth quarter from both an uptick in spending and the momentum of virtualization as the central technology for modernizing infrastructures,” said Paul Maritz, president and chief executive officer. “Our task remains to help our customers evolve to the enterprise hybrid cloud by delivering solutions that increase efficiency while improving business agility.”

“We are pleased with our record fourth quarter results, driven by strength across all product categories and geographies,” said Mark Peek, chief financial officer. “As we continue to invest to take advantage of the generational shift underway in IT, we do not anticipate expansion of operating margins in 2011. First quarter 2011 revenues are expected to be in the range of $800 and $820 million, an increase of 26% to 29% from the first quarter 2010. Annual 2011 revenue is expected to be in the range of $3.45 and $3.55 billion, an increase of 21% to 24% from 2010, and annual license revenue is expected to grow between 14% and 19%.”

Recent Highlights & Strategic Announcements

•

In October 2010, VMware announced expansion of VMware Ready™, a program to include mail security solutions that can easily extend the Zimbra™ solution with a virtual appliance running on top of VMware vSphere®. Symantec and Trend Micro were among the first customers to deliver VMware Ready.

•

In October 2010, VMware announced plans to provide a complete suite of cloud-based development and collaboration tools aimed at simplifying the entire application development process. Part of VMware’s Cloud Application Platform strategy, Code2Cloud is intended to build on leading open source development projects to deliver a completely unified, setup-free development infrastructure that delivers cloud as a service.

•

In November 2010, VMware announced intent to provide a desktop virtualization solution based on the Cisco Unified Computing System (UCS) and VMware View™ 4.5 that will help channel partners accelerate deployment of virtual desktop solutions, scaling to meet customers’ business needs and regulatory requirements while reducing risk and total cost of ownership (TCO).

VMware plans to host a conference call today to review its fourth quarter and 2010 results and to discuss its financial outlook. The call is scheduled to begin at 2:00 p.m. PT/ 5:00 p.m. ET and can be accessed via the Web at http://ir.vmware.com. The webcast will be available live, and a replay will be available following completion of the live broadcast for approximately 30 days.

About VMware

VMware delivers virtualization and cloud infrastructure solutions that enable IT organizations to energize businesses of all sizes. With the industry leading virtualization platform – VMware vSphere® – customers rely on VMware to reduce capital and operating expenses, improve agility, ensure business continuity, strengthen security and go green. With 2010 revenues of $2.9 billion, more than 250,000 customers and 25,000 partners, VMware is the leader in virtualization, which consistently ranks as a top priority among CIOs. VMware is headquartered in Silicon Valley with offices throughout the world and can be found online at www.vmware.com

# # #

VMware and VMware vSphere are registered trademarks of VMware, Inc. in the United States and other jurisdictions. Other marks mentioned herein are trademarks which are proprietary to VMware, Inc. or another company.

Use of Non-GAAP Financial Measures

Reconciliations of non-GAAP financial measures to VMware’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables entitled “About Non-GAAP Financial Measures.”

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding VMware’s first quarter and annual revenue projections, expectations regarding 2011 operating margins, the expected role of virtualization and VMware products in efforts by customers to modernize and increase efficiency in IT infrastructures, expectations for the economic environment and opportunities for adjacencies to the VMware vSphere platform, VMware’s plans for future investment, shifts in IT implementations, and VMware plans for certain cloud-based development and collaboration tools and desktop virtualization solutions. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) adverse changes in general economic or market conditions; (ii) delays or reductions in consumer or information technology spending; (iii) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors into the virtualization market, and new product and marketing initiatives by our competitors; (iv) factors that affect timing of license revenue recognition such as product announcements and beta programs; (v) our customers’ ability to develop, and to transition to, new products and computing strategies such as cloud computing and desktop virtualization; (vi) the uncertainty of customer acceptance of emerging technology; (vii) changes in the willingness of customers to enter into longer term licensing and support arrangements; (viii) rapid technological and market changes in virtualization software and platforms for cloud and desktop computing; (ix) changes to product development timelines; (x) VMware’s relationship with EMC Corporation and EMC’s ability to control matters requiring stockholder approval, including the election of VMware’s board members; (xi) our ability to protect our proprietary technology; (xii) our ability to attract and retain highly qualified employees; (xiii) the successful integration of acquired companies and assets into VMware; and (xiv) fluctuating currency exchange rates. These forward looking statements are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed with the Securities and Exchange Commission, including our most recent reports on Form 10-K and Form 10-Q and current reports on Form 8-K that we may file from time to time, which could cause actual results to vary from expectations. VMware assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

VMware, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2010	2009	2010	2009
Cash flows from operating activities:
Net income	$119,880	$56,409	$357,439	$197,098
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	77,090	56,756	260,551	198,486
Stock-based compensation, excluding amounts capitalized	86,501	67,833	291,691	231,456
Excess tax benefits from stock-based compensation	(56,253)	(13,376)	(223,457)	(26,214)
Other	6,963	5,435	13,083	2,816
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(236,362)	(279,392)	(77,121)	(193,610)
Other assets	3,999	(6,257)	(79,431)	(14,181)
Due to/from EMC, net	(44,439)	(49,706)	(28,508)	(64,762)
Accounts payable	4,292	12,699	8,881	(17,886)
Accrued expenses	92,353	90,393	120,880	124,685
Income taxes receivable from EMC	—	—	2,508	107,927
Income taxes payable	46,618	21,509	89,439	32,779
Deferred income taxes, net	(48,513)	(14,281)	(56,948)	(40,476)
Deferred revenue	354,486	335,669	495,382	447,498

Net cash provided by operating activities	406,615	283,691	1,174,389	985,616

Cash flows from investing activities:
Additions to property and equipment	(40,450)	(23,462)	(131,695)	(103,375)
Capitalized software development costs	(15,955)	(15,087)	(64,149)	(68,611)
Purchases of available-for-sale securities	(477,201)	—	(2,101,907)	—
Sales and maturities of available-for-sale securities	361,193	—	516,305	—
Purchase of strategic investments	(4,800)	(3,200)	(4,800)	(34,665)
Sale of strategic investments	—	—	2,648	—
Business acquisitions, net of cash acquired	—	—	(292,970)	(356,278)
Transfer of net assets under common control	(10,580)	—	(185,580)	—
Decrease in restricted cash	—	—	206	549

Net cash used in investing activities	(187,793)	(41,749)	(2,261,942)	(562,380)

Cash flows from financing activities:
Proceeds from issuance of common stock	75,460	61,143	431,306	227,666
Repurchase of common stock	(52,587)	—	(338,527)	—
Excess tax benefits from stock-based compensation	56,253	13,376	223,457	26,214
Shares repurchased for tax withholdings on vesting of restricted stock	(16,063)	(6,161)	(86,179)	(31,467)

Net cash provided by financing activities	63,063	68,358	230,057	222,413

Net increase (decrease) in cash and cash equivalents	281,885	310,300	(857,496)	645,649
Cash and cash equivalents at beginning of the period	1,347,080	2,176,161	2,486,461	1,840,812

Cash and cash equivalents at end of the period	$1,628,965	$2,486,461	$1,628,965	$2,486,461

VMware, Inc.

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share amounts)

(unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2010	2009	2010	2009
Revenues:
License	$422,343	$304,206	$1,401,424	$1,029,442
Services	413,318	303,995	1,455,919	994,495

	835,661	608,201	2,857,343	2,023,937
Operating expenses (1):
Cost of license revenues	50,735	40,945	177,458	126,686
Cost of services revenues	89,616	66,561	316,257	233,042
Research and development	177,671	136,262	652,968	496,552
Sales and marketing	313,045	229,596	1,013,281	736,383
General and administrative	73,980	63,680	269,386	211,979

Operating income	130,614	71,157	427,993	219,295
Investment income	2,604	1,054	6,633	8,233
Interest expense with EMC, net	(966)	(966)	(4,069)	(6,958)
Other income (expense), net	(7,205)	(4,008)	(14,182)	2,879

Income before income taxes	125,047	67,237	416,375	223,449
Income tax provision	5,167	10,828	58,936	26,351

Net income	$119,880	$56,409	$357,439	$197,098

Net income per weighted-average share, basic for Class A and Class B	$0.29	$0.14	$0.87	$0.50

Net income per weighted-average share, diluted for Class A and Class B	$0.28	$0.14	$0.84	$0.49

Weighted-average shares, basic for Class A and Class B	414,919	400,708	409,805	394,269
Weighted-average shares, diluted for Class A and Class B	427,883	410,973	423,446	399,776

(1) Includes stock-based compensation as follows:
Cost of license revenues	$483	$320	$1,653	$1,293
Cost of services revenues	5,877	3,933	18,478	14,874
Research and development	47,143	37,183	164,435	121,770
Sales and marketing	23,545	15,702	73,146	58,610
General and administrative	9,453	10,695	33,979	34,909

VMware, Inc.

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

(unaudited)

	December 31,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$1,628,965	$2,486,461
Short-term investments	1,694,675	27,360
Accounts receivable, net	614,726	534,196
Due from EMC, net	55,481	26,402
Deferred tax asset, current portion	100,689	63,360
Other current assets	203,119	44,701

Total current assets	4,297,655	3,182,480
Property and equipment, net	419,065	402,356
Capitalized software development costs, net and other	151,945	169,293
Deferred tax asset, net of current portion	149,126	102,529
Intangible assets, net	210,928	94,557
Goodwill	1,568,600	1,115,769

Total assets	$6,797,319	$5,066,984

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$58,913	$50,566
Accrued expenses and other	459,813	334,523
Deferred revenue, current portion	1,270,426	908,953

Total current liabilities	1,789,152	1,294,042
Note payable to EMC	450,000	450,000
Deferred revenue, net of current portion	589,668	416,345
Deferred tax liability	30,096	60,300
Other liabilities	129,960	103,346

Total liabilities	2,988,876	2,324,033
Commitments and contingencies
Stockholders’ equity:
Class A common stock, par value $.01; authorized 2,500,000 shares; issued and outstanding 116,701 and 102,785 shares	1,167	1,028
Class B convertible common stock, par value $.01; authorized 1,000,000 shares; issued and outstanding 300,000 shares	3,000	3,000
Additional paid-in capital	2,955,971	2,263,129
Accumulated other comprehensive income	19,635	4,563
Retained earnings	828,670	471,231

Total stockholders’ equity	3,808,443	2,742,951

Total liabilities and stockholders’ equity	$6,797,319	$5,066,984

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Three Months Ended December 31, 2010

(in thousands, except per share amounts)

(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Tax on Employee Stock Transactions	Intangible Amortization	Acquisition Related Items	Capitalized Software Development Costs (1)	Stock-Based Compensation Included in Capitalized Software Development	Tax Adjustment (2)	Non-GAAP, as adjusted
Operating expenses:
Cost of license revenues	$50,735	(483)	(21)	(8,375)	—	(28,465)	—	—	$13,391
Cost of services revenues	$89,616	(5,877)	(228)	(1,471)	—	—	—	—	$82,040
Research and development	$177,671	(47,143)	(3,299)	(627)	—	18,776	(2,821)	—	$142,557
Sales and marketing	$313,045	(23,545)	(1,496)	(1,664)	—	—	—	—	$286,340
General and administrative	$73,980	(9,453)	(342)	(38)	(325)	—	—	—	$63,822

Operating income	$130,614	86,501	5,386	12,175	325	9,689	2,821	—	$247,511
Operating margin	15.6%	10.4%	0.6%	1.5%	—	1.2%	0.3%	—	29.6%

Income before income taxes	$125,047	86,501	5,386	12,175	325	9,689	2,821	—	$241,944

Income tax provision	$5,167							38,383	$43,550
Tax rate	4.1%								18.0%

Net income	$119,880	86,501	5,386	12,175	325	9,689	2,821	(38,383)	$198,394

Net income per weighted-average share, basic for Class A and Class B (3)	$0.29	$0.21	$0.01	$0.03	$—	$0.02	$0.01	$(0.09)	$0.48

Net income per weighted-average share, diluted for Class A and Class B (4)	$0.28	$0.20	$0.01	$0.03	$—	$0.02	$0.01	$(0.09)	$0.46

(1)	For the fourth quarter of 2010, we capitalized $18.8 million (including $2.8 million of stock-based compensation) of costs incurred for the development of software products. Amortization expense from capitalized amounts was $28.5 million for the fourth quarter of 2010.
(2)	Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above. Our estimated tax rate on non-GAAP income is determined annually and may be re-calculated during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, tax audit closures, material changes in the geographic mix of revenues and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.
(3)	Calculated based upon 414,919 basic weighted-average shares for Class A and Class B.
(4)	Calculated based upon 427,883 diluted weighted-average shares for Class A and Class B.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Three Months Ended December 31, 2009

(in thousands, except per share amounts)

(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Tax on Employee Stock Transactions	Intangible Amortization	Acquisition Related Items	Capitalized Software Development Costs (1)	Stock-Based Compensation Included in Capitalized Software Development	Non-GAAP, as adjusted
Operating expenses:
Cost of license revenues	$40,945	(320)	(6)	(3,262)	—	(27,604)	—	$9,753
Cost of services revenues	$66,561	(3,933)	(135)	(266)	—	—	—	$62,227
Research and development	$136,262	(37,183)	(626)	(67)	—	18,148	(3,061)	$113,473
Sales and marketing	$229,596	(15,702)	(283)	(390)	—	—	—	$213,221
General and administrative	$63,680	(10,695)	(122)	(124)	(828)	—	—	$51,911

Operating income	$71,157	67,833	1,172	4,109	828	9,456	3,061	$157,616
Operating margin	11.7%	11.2%	0.2%	0.7%	—	1.6%	0.5%	25.9%

Income before income taxes	$67,237	67,833	1,172	4,109	828	9,456	3,061	$153,696

Income tax provision	$10,828	9,463	135	1,562	—	4,738	339	$27,065
Tax rate	16.1%							17.6%

Net income	$56,409	58,370	1,037	2,547	828	4,718	2,722	$126,631

Net income per weighted-average share, basic for Class A and Class B (2)	$0.14	$0.15	$—	$0.01	$—	$0.01	$0.01	$0.32

Net income per weighted-average share, diluted for Class A and Class B (3)	$0.14	$0.14	$—	$0.01	$—	$0.01	$0.01	$0.31

(1)	For the fourth quarter of 2009, we capitalized $18.1 million (including $3.1 million of stock-based compensation) of costs incurred for the development of software products. Amortization expense from capitalized amounts was $27.6 million for the fourth quarter of 2009.
(2)	Calculated based upon 400,708 basic weighted-average shares for Class A and Class B.
(3)	Calculated based upon 410,973 diluted weighted-average shares for Class A and Class B.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Year Ended December 31, 2010

(in thousands, except per share amounts)

(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Tax on Employee Stock Transactions	Intangible Amortization	Acquisition Related Items	Capitalized Software Development Costs (1)	Stock-Based Compensation Included in Capitalized Software Development	Tax Adjustment (2)	Non-GAAP, as adjusted
Operating expenses:
Cost of license revenues	$177,458	(1,653)	(84)	(23,785)	—	(99,522)	—	—	$52,414
Cost of services revenues	$316,257	(18,478)	(791)	(4,670)	—	—	—	—	$292,318
Research and development	$652,968	(164,435)	(9,101)	(2,354)	—	71,666	(10,924)	—	$537,820
Sales and marketing	$1,013,281	(73,146)	(4,633)	(3,797)	—	—	—	—	$931,705
General and administrative	$269,386	(33,979)	(1,689)	(152)	(3,499)	—	—	—	$230,067

Operating income	$427,993	291,691	16,298	34,758	3,499	27,856	10,924	—	$813,019
Operating margin	15.0%	10.2%	0.6%	1.2%	0.1%	1.0%	0.4%	—	28.5%

Income before income taxes	$416,375	291,691	16,298	34,758	3,499	27,856	10,924	—	$801,401

Income tax provision	$58,936							103,558	$162,494
Tax rate	14.2%								20.3%

Net income	$357,439	291,691	16,298	34,758	3,499	27,856	10,924	(103,558)	$638,907

Net income per weighted-average share, basic for Class A and Class B (3)	$0.87	$0.71	$0.04	$0.08	$0.01	$0.07	$0.03	$(0.25)	$1.56

Net income per weighted-average share, diluted for Class A and Class B (4)	$0.84	$0.69	$0.04	$0.08	$—	$0.07	$0.03	$(0.24)	$1.51

(1)	For the year ended December 31, 2010, we capitalized $71.7 million (including $10.9 million of stock-based compensation) of costs incurred for the development of software products. Amortization expense from capitalized amounts was $99.5 million for the year ended December 31, 2010.
(2)	We calculate non-GAAP financial information for each fiscal quarter by adjusting for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above. Our estimated tax rate on non-GAAP income is determined annually and may be re-calculated during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, tax audit closures, material changes in the geographic mix of revenues and expenses and other significant events. For the full fiscal year, the tax rate on non-GAAP income shown in the above table represents the weighted-average of the estimated tax rates that were applied to our quarterly non-GAAP financial results during the fiscal year. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.
(3)	Calculated based upon 409,805 basic weighted average shares for Class A and Class B.
(4)	Calculated based upon 423,446 diluted weighted average shares for Class A and Class B.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Year Ended December 31, 2009

(in thousands, except per share amounts)

(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Tax on Employee Stock Transactions	Intangible Amortization	Acquisition Related Items	Capitalized Software Development Costs (1)	Stock-Based Compensation Included in Capitalized Software Development	Non-GAAP, as adjusted
Operating expenses :
Cost of license revenues	$126,686	(1,293)	(17)	(11,669)	—	(82,915)	—	$30,792
Cost of services revenues	$233,042	(14,874)	(182)	(266)	—	—	—	$217,720
Research and development	$496,552	(121,770)	(1,684)	(107)	—	83,514	(14,903)	$441,602
Sales and marketing	$736,383	(58,610)	(647)	(1,594)	—	—	—	$675,532
General and administrative	$211,979	(34,909)	(404)	(498)	(1,601)	—	—	$174,567

Operating income	$219,295	231,456	2,934	14,134	1,601	(599)	14,903	$483,724
Operating margin	10.8%	11.4%	0.2%	0.7%	0.1%	—	0.7%	23.9%

Other income, net	$2,879	—	—	—	(5,859)	—	—	$(2,980)

Income before income taxes	$223,449	231,456	2,934	14,134	(4,258)	(599)	14,903	$482,019

Income tax provision	$26,351	43,170	669	5,018	—	3,002	2,779	$80,989
Tax rate	11.8%							16.8%

Net income	$197,098	188,286	2,265	9,116	(4,258)	(3,601)	12,124	$401,030

Net income per weighted-average share, basic for Class A and Class B (2)	$0.50	$0.48	$0.01	$0.02	$(0.01)	$(0.01)	$0.03	$1.02

Net income per weighted-average share, diluted for Class A and Class B (3)	$0.49	$0.47	$0.01	$0.02	$(0.01)	$(0.01)	$0.03	$1.00

(1)	For the year ended December 31, 2009, we capitalized $83.5 million (including $14.9 million of stock-based compensation) of costs incurred for the development of software products. Amortization expense from capitalized amounts was $82.9 million for the year ended December 31, 2009.
(2)	Calculated based upon 394,269 basic weighted-average shares for Class A and Class B.
(3)	Calculated based upon 399,776 diluted weighted-average shares for Class A and Class B.

VMware, Inc.

REVENUE BY TYPE

(in thousands)

(unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2010	2009	2010	2009
Revenues:
License	$422,343	$304,206	$1,401,424	$1,029,442
Services:
Software maintenance	345,260	246,236	1,217,064	823,789
Professional services	68,058	57,759	238,855	170,706

Total services	413,318	303,995	1,455,919	994,495

	$835,661	$608,201	$2,857,343	$2,023,937

Percentage of revenues:
License	50.5%	50.0%	49.0%	50.9%
Services:
Software maintenance	41.3%	40.5%	42.6%	40.7%
Professional services	8.2%	9.5%	8.4%	8.4%

Total services	49.5%	50.0%	51.0%	49.1%

	100.0%	100.0%	100.0%	100.0%

VMware, Inc.

RECONCILIATION OF GAAP CASH FLOWS FROM OPERATING ACTIVITIES

TO FREE CASH FLOWS

(A NON-GAAP FINANCIAL MEASURE)

For the Three Months Ended December 31, 2010 and 2009

(in thousands)

(unaudited)

	For the Three Months Ended December 31,
	2010	2009
GAAP cash flows from operating activities	$406,615	$283,691
Capitalized software development costs	(15,955)	(15,087)
Excess tax benefits from stock-based compensation	56,253	13,376
Capital expenditures	(40,450)	(23,462)

Free cash flows	$406,463	$258,518

VMware, Inc.

RECONCILIATION OF GAAP CASH FLOWS FROM OPERATING ACTIVITIES

TO FREE CASH FLOWS

(A NON-GAAP FINANCIAL MEASURE)

For the Year Ended December 31, 2010 and 2009

(in thousands)

(unaudited)

	For the Year Ended December 31,
	2010	2009
GAAP cash flows from operating activities	$1,174,389	$985,616
Capitalized software development costs	(64,149)	(68,611)
Excess tax benefits from stock-based compensation	223,457	26,214
Capital expenditures	(131,695)	(103,375)

Free cash flows	$1,202,002	$839,844

About Non-GAAP Financial Measures

To provide investors and others with additional information regarding VMware’s results, we have disclosed in this press release the following non-GAAP financial measures: non-GAAP operating income, non-GAAP net income, non-GAAP operating margin and trailing twelve-month and fourth quarter free cash flows. VMware has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. These non-GAAP financial measures differ from GAAP in that they exclude stock-based compensation, employer payroll tax on employee stock transactions, amortization of intangible assets, acquisition related items, and the net effect of the amortization and capitalization of software development costs, each as discussed below.

VMware’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, to calculate bonus payments and to evaluate VMware’s financial performance, the performance of its individual functional groups and the ability of operations to generate cash. Management believes these non-GAAP financial measures reflect VMware’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in VMware’s business, as they exclude expenses that are not reflective of ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating VMware’s operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. Additionally, management believes information regarding free cash flows provides investors and others with an important perspective on the cash available to make strategic acquisitions and investments, to repurchase shares, to fund ongoing operations and to fund other capital expenditures.

Management believes these non-GAAP financial measures are useful to investors and others in assessing VMware’s operating performance due to the following factors:

•

Stock-based compensation. Although stock-based compensation is an important aspect of the compensation of VMware’s employees and executives, determining the fair value of the stock-based instruments involves a high degree of judgment and estimation and the expense recorded may bear little resemblance to the actual value realized upon the future exercise or termination of the related stock-based awards. Furthermore, unlike cash compensation, the value of stock-based compensation is determined using a complex formula that incorporates factors, such as market volatility, that are beyond our control. Management believes it is useful to exclude stock-based compensation in order to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies. In addition, we account for stock-based compensation under GAAP, which requires that we report the excess income tax benefit from stock-based compensation as a financing cash flow rather than as an operating cash flow. We have added this benefit back to our calculation of free cash flows in order to generally classify cash flows arising from income taxes as operating cash flows.

•

Employer payroll tax on employee stock transactions. The amount of employer payroll taxes on stock-based compensation is dependent on VMware’s stock price and other factors that are beyond our control and do not correlate to the operation of the business.

•

Amortization of intangible assets. A portion of the purchase price of VMware’s acquisitions is generally allocated to intangible assets, such as intellectual property, and is subject to amortization. However, VMware does not acquire businesses on a predictable cycle. Additionally, the amount of an acquisition’s purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition. Therefore, VMware believes that the presentation of non-GAAP financial measures that adjust for the amortization of intangible assets, provides investors and others with a consistent basis for comparison across accounting periods.

•

Acquisition related items. Acquisition related items include direct costs of acquisitions, such as transaction fees, which vary significantly and are unique to each acquisition. Additionally, VMware does not acquire businesses on a predictable cycle.

•

Amortization and capitalization of software development costs. Amortization and capitalization of software development costs can vary significantly depending upon the timing of products reaching technological feasibility and being made generally available. In addition, we exclude the capitalization of software from our free cash flows to better convey management’s view of operating cash flows. If we did not capitalize costs under generally accepted accounting guidance, our GAAP operating cash flows would be lower as a result of additional expense recognized within net income and paid out in cash during the period.

Additionally, we believe that the non-GAAP financial measure, free cash flows, is meaningful to investors because we review cash flows generated from operations after taking into consideration capital expenditures due to the fact that these expenditures are considered to be a necessary component of ongoing operations. As discussed above, we also exclude capitalization of software development costs and the excess income tax benefit from stock-based compensation from our measure of free cash flows.

The use of non-GAAP financial measures has certain limitations because they do not reflect all items of income and expense that affect VMware’s operations. Specifically, in the case of stock-based compensation, if VMware did not pay out a portion of its compensation in the form of stock-based compensation and related employer payroll taxes, the cash salary expense included in costs of revenues and operating expenses would be higher, which would affect VMware’s cash position. VMware compensates for these limitations by reconciling the non-GAAP financial measures to the most comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP and should not be considered measures of VMware’s liquidity. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Management encourages investors and others to review VMware’s financial information in its entirety and not rely on a single financial measure.

Contacts:

Michael Haase

VMware Investor Relations

mhaase@vmware.com

650-427-2875

Gloria Lee

VMware Investor Relations

glee@vmware.com

650-427-3267

Joan Stone

VMware Global Communications

joanstone@vmware.com

650-427-4436